NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS.

Date of Issuance: February 19, 2002	Number of Shares: 175,000 (subject to adjustment)

MEGO FINANCIAL CORP.

Common Stock Purchase Warrant

     Mego Financial Corp., a New York corporation (the “Company”), for value received, hereby certifies that Roan/Meyers Associates, L.P., (the “Registered Holder”) is entitled, subject to the terms set forth below, to purchase from the Company, at such time and under such conditions as set forth below, 175,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, par value $.01 per share, at a purchase price of $4.00 per share. The shares purchasable upon the exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively. This Warrant is issued pursuant to and is subject to the terms of a letter agreement dated as of February 19, 2002 (the “Services Agreement”), between the Company and the Registered Holder.

     1. Exercisability. This Warrant shall be exercisable from the Date of Issuance set forth above and shall be exercised in full on or before the date that is fifteen (15) days after the effective date of a Registration Statement on Form S-3 covering the resale of Warrant Stock to the Public; provided, however, that, if the closing price of the Company’s Common Stock on the day preceding that date is not in excess of the Warrant Price, the exercise may be delayed until the closing price has exceeded the Warrant Price for five (5) consecutive trading days.

     2. Exercise.

          (a) Manner of Exercise. This Warrant shall be exercised by the Registered Holder, in whole but not in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash or wire transfer.

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          (b) Effective Time of Exercise. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a). At such time, the Registered Holder shall be deemed to have become the holder of record of the Warrant Stock represented by such certificates.

          (c) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder a certificate or certificates for the shares of Warrant Stock.

     3. Adjustments.

          (a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) Adjustment Certificate. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such

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adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 3(a) or 3(b).

     4. Transfers. The Registered Holder acknowledges that this Warrant is issued for services rendered to the Company, is personal to the Registered Holder and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of. The Registered Holder further acknowledges that the Warrant Stock has not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to the Warrant Stock and registration or qualification of such Warrant Stock under any applicable United States federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

     5. Representations and Warranties of Holder. The Registered Holder hereby represents and warrants to the Company as follows:

          (a) Purchase Entirely for Own Account. The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Warrant and the Warrant Stock issuable upon exercise of the Warrant being acquired by the Registered Holder are being acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect this Warrant or the Warrant Stock. The Registered Holder represents that it has full power and authority to enter into this Warrant. The Registered Holder has not been formed for the specific purpose of acquiring this Warrant or the Warrant Stock.

          (b) Disclosure of Information. The Registered Holder has examined the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2001, and all other documents filed by the Company with the Securities and Exchange Commission thereafter. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of this Warrant and the Warrant Stock with the Company’s management and has had an opportunity to review the Company’s facilities. The Registered Holder understands that such discussions, as well as the written information issued by the Company, were

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intended to describe the aspects of the Company’s business which it believes to be material.

          (c) Restricted Securities. The Registered Holder understands that this Warrant and the Warrant Stock have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that this Warrant and the Warrant Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations and the Services Agreement, this Warrant may not be resold or transferred at all and the Warrant Stock may be resold without registration under the Securities Act only in certain limited circumstances.

          (d) Legends. The Registered Holder understands that the Securities, and any securities issued in respect thereof or in exchange therefor, may bear the following legends:

               (i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS.”

               (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (e) Accredited Investor. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     6. Covenants of the Company.

          (a) Registration under the Securities Act. The Company will, within ninety (90) days of the Date of Issuance, file with the Securities and Exchange Commission a Registration Statement on Form S-3 covering the resale of the Warrant Stock and shall use its best efforts to have the Registration Statement declared effective as soon as possible and to maintain its effectiveness until the date that the Warrant Stock may be sold pursuant to Rule 144(k).

          (b) No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at

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all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     7. Notices of Certain Transactions. In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any night to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

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     10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to 4310 Paradise Road, Las Vegas, Nevada 89109.

     11. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

     12. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of the Common Stock on the Nasdaq National Market on the date of exercise.

     13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

     14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     The parties hereto have executed this Warrant as of the Date of Issuance set forth above.

MEGO FINANCIAL CORP., a New York corporation

By:

Floyd W. Kephart Its: President

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ROAN/MEYERS ASSOCIATES, L.P.

By:	Meyers Janson Securities Corp., its General Partner

By:

Bruce Meyers Its: President

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EXHIBIT A

PURCHASE FORM

To: Mego Financial Corp.	Dated: ________________

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase 175,000 shares of Common Stock covered by such Warrant and herewith makes payment of $700,000, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned further acknowledges that it has reviewed the representations and warranties contained in Section 5 of the Warrant and by its signature below hereby makes such representations and warranties to the Company and agrees to be bound by all the terms and conditions contained in such Warrant.

ROAN/MEYERS ASSOCIATES, L.P.

By:	Meyers Janson Securities Corp., its General Partner

By:

Its:

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